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                                                                    Exhibit 10.2
                                                                    ------------

          AMENDMENT TO THE MATERIAL SCIENCES CORPORATION SUPPLEMENTAL
          -----------------------------------------------------------
                                RETIREMENT PLAN
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     WHEREAS, MATERIAL SCIENCES CORPORATION, a Delaware corporation (the
"Company") has established the Material Sciences Corporation Supplemental Retirement Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to incorporate certain change in control provisions; and

     WHEREAS, Section 6.01 of the Plan gives the Board of Directors of the Company the right to amend the Plan and the Board has approved this amendment;

     NOW, THEREFORE, the Company hereby amends the Plan by adding the following new Article to the end thereof:


                                  Article VIII

                               Change in Control
                               -----------------

     8.01 (a) Change in Control Benefits. If there is a Change in Control (as defined in Section 8.01(b)(i)) and the Participant's employment by the Company is terminated for reasons other than Cause (as defined in Section 8.01(b)(ii)), disability, death or voluntary termination by the Participant, then the Participant shall be entitled to a Normal Retirement Benefit even though the Participant may not have yet completed 10 Years of Service and the Participant's termination shall be deemed to have occurred after the Participant's 65th birthday and the Participant shall be credited with two additional Years of Service for purposes of determining the amount of the Participant's Normal Retirement Benefit under Section 3.01 and the date on which such benefit shall begin to be paid to the Participant pursuant to Section 4.01.

          (b)  Definitions.

          (i) "Change in Control" means the occurrence of any one of the following events:
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               (A) there is an acquisition by any individual, entity or group
     (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

               (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraphs (A) or (C) of this definition) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (C) the stockholders of the Company approve (I) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or through the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (II) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (ii) "Cause", with respect to the termination of Participant's employment by the Company, means (A) the willful and continued refusal by Participant to perform a lawful and reasonable order, direction or instruction of the Board of Directors within a reasonable period of time after a written demand for substantial performance is delivered to Participant by the Board of Directors which demand specifically identifies the manner in which the Board believes that Participant has not substantially performed such an order, direction or instruction; or (B) the willful misconduct by Participant in
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     the performance of Participant's duties to the Company or the willful engaging by Participant in conduct which, in either case, is illegal or materially injurious to the Company. For purposes of this definition, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's action or omission was in the best interest of the Company. In addition, notwithstanding the foregoing, Participant's employment by the Company shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Participant was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this definition and specifying the particulars thereof in detail.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on its behalf.

                                   COMPANY:

                                   Material Sciences Corporation


                                   By: _______________________________



Date: __________________________